Exhibit 99.1

Freedom Metals Acquisition Corp. Announces the Pricing of $275,000,000 Initial Public Offering

New York, NY, July 07, 2026 (GLOBE NEWSWIRE) -- Freedom Metals Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 27,500,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, July 8, 2026, under the ticker symbol “FDMMU.” Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “FDMM” and “FDMMW,” respectively. The offering is expected to close on July 9, 2026, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,125,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any industry, sector or geographic region. The Company’s primary focus, however, will be on target businesses in the mining and critical minerals industry. The Company’s management team is led by Peter Finan, its Chief Executive Officer, and Martin Zinny, its Chief Financial Officer. The Board also includes Bronwyn Barnes (Chairwoman), Dean Callas, Hugh Callaghan, Quinton Hennigh, and Michael Porter.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, and Clear Street LLC are acting as book-running managers for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com, and from Clear Street LLC, 4 World Trade Center, 150 Greenwich Street, Floor 45, New York NY 10007, or by email at ECM@clearstreet.io.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on July 7, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the Company’s search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, subject to certain adjustments.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Freedom Metals Acquisition Corp.
3250 NE 1st Ave, Suite 305, Miami, FL 33137
Attn: Peter Finan
(o) (855) 230-7271
peter@fmacquisitioncorp.com